UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2005

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

CTI Group (Holdings) Inc. (the "Company") previously reported in a current report on Form 8-K that, on September 13, 2005, the Company and Bradley Houlberg, the Company's former President and Chief Executive Officer, mutually agreed to his departure and official written notice was provided to Mr. Houlberg pursuant to the Chief Executive Employment Agreement between the Company and Mr. Houlberg (the "Houlberg Agreement") entered into as of December 21, 2004, whereby Mr. Houlberg's employment was terminated effective October 13, 2005.

On October 20, 2005, the Company and Mr. Houlberg, entered into a Seperation Agreement and Release (the "Agreement") pursuant to which the Company will pay to Mr. Houlberg a separation payment in the sum of $114,000 and will reimburse him for the accrued but unused 2005 vacation in the amount of $9,687 and reasonable outstanding business expenses.

Under the Agreement, Mr. Houlberg releases the Company and its affiliates, principals and all other persons from any claims, including, but not limited to, claims for attorneys’ fees and damages, arising out of any matters occurring prior to the effective date of the Agreement. The Agreement does not constitute an admission by the Company of any liability to Mr. Houlberg.

If Mr. Houlberg institutes an action against any released person concerning any claim released in the Agreement, he will repay to the Company the separation amount described above, with legal interest, and will pay such person’s costs and expenses, including attorneys’ fees, incurred in defending against such claim.

Pursuant to the Agreement, Mr. Houlberg has the right to file a charge alleging a violation of the Age Discrimination in Employment Act of 1967 with any administrative agency without either (i) repaying to the Company the separation amount stated above, or (ii) paying to the Company any other monetary amounts, such as attorneys’ fees and/or damages, unless the recovery of any such amounts by the Company is otherwise authorized by law.

The Agreement includes Mr. Houlberg’s covenant not to disclose the Company’s confidential information, and the breach of such covenant by Mr. Houlberg would entitle the Company to damages constituting the entire separation amount being paid to Mr. Houlberg under the Agreement. Pursuant to the Agreement, Mr. Houlberg also continues to be bound by certain restrictions imposed on him by the Houlberg Agreement related to confidential information, ownership of work product and non-competition.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 - Seperation Agreement and Release by and between Bradley Houlberg and CTI Group (Holdings) Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

October 26, 2005	By:	/s/Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Seperation Agreement and Release by and between Bradley Houlberg and CTI Group (Holdings) Inc.